Exhibit j(2)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information of Fidelity Aberdeen Street Trust: Fidelity Freedom 2040 Fund which is included in Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A.

 /s/PricewaterhouseCoopers LLP
 PricewaterhouseCoopers LLP

Boston, Massachusetts
August 15, 2000